EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Cord Blood America, Inc. (the “Company”) for the quarter ended March 31, 2013, as filed with theSecurities and Exchange Commission on the date hereof (the "Report"), I, Joseph R. Vicente, President and Principal Financial and Accounting Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, andfor the periods presented in the Report.

Date: May 15, 2013	By:	/s/ Joseph R. Vicente
	Name:	Joseph R. Vicente
	Title:	President and Principal Financial and Accounting Officer